                                                                   EXHIBIT (B)

                     MONTHLY CERTIFICATEHOLDERS' STATEMENT
                          Discover Card Master Trust I
                        Series 1993-2 Monthly Statement
                      Class A Certificate CUSIP #25466KAE9
                      Class B Certificate CUSIP #25466KAF6


Trust Distribution Date: January 15, 1998   Due Period Ending: December 31, 1997

Pursuant to the Series Supplement dated as of December 1, 1993 relating to the Pooling and Servicing Agreement dated as of October 1, 1993 by and between Greenwood Trust Company and U.S. Bank National Association, as Trustee, the Trustee is required to prepare certain information each month regarding current distributions to Certificateholders and the performances of the Trust. The information for the Due Period and the Trust Distribution Date listed above is set forth below:

1.   Payments for the benefit of Series Investors this Due Period (per $1000 of
     --------------------------------------------------------------------------
     Class Initial Investor Interest)
     --------------------------------

     Series  1993-2                                Total         Interest      Principal
        Class A      30 days at 5.400000000%  $4.500000000    $4.500000000    $0.000000000

        Class B      30 days at 5.750000000%  $4.791666667    $4.791666667    $0.000000000

2.   Principal Receivables at the end of the Due Period
     --------------------------------------------------

 (a) Aggregate Investor Interest                       $15,252,113,676.00
     Seller Interest                                    $5,480,961,113.85

     Total Master Trust                                $20,733,074,789.85


 (b) Group One Investor Interest                       $12,702,113,676.00

 (c) Group Two Investor Interest                        $2,550,000,000.00

 (d) Series 1993-2 Investor Interest                      $833,334,000.00

 (e) Class A Investor Interest                            $800,000,000.00

     Class B Investor Interest                             $33,334,000.00

3.   Allocation of Receivables Collected During the Due Period
     ---------------------------------------------------------

                                            Finance Charge        Principal                Yield
                                             Collections           Collections           Collections

 (a) Allocation of Collections between Investor and Seller
     Aggregate Investor Allocation.         $237,299,419.89      $2,125,161,479.34            $0.00

     Seller:                                 $72,127,389.19        $645,944,896.12            $0.00

 (b) Group One Allocation                   $197,630,902.97      $1,769,905,642.00            $0.00

 (c) Group Two Allocation                    $39,668,516.92        $355,255,837.34            $0.00

 (d) Series 1993-2 Allocations               $12,964,983.30        $116,109,357.13            $0.00

 (e) Class A Allocations                     $12,438,957.72        $111,398,476.29            $0.00

     Class B Allocations                        $526,025.58          $4,710,880.84            $0.00

4.   Information Concerning the Series Principal Funding Accounts ("SPFA")
     ---------------------------------------------------------------------

                         Deposits into the
                         SPFAs This        SPFA    Deposit Deficit Investment
                         Due Period       Balance    Amount         Income
     Series 1993-2          $0.00         $0.00         0.00          $0.00

5.   Information Concerning Amount of Controlled Liquidation Payments
     ----------------------------------------------------------------

                                                             Total Payments
                              Amount Paid    Deficit Amount  Through This
                            This Due Period  This Due Period  Due Period
     Series 1993-2                 $0.00           $0.00        $0.00

6.   Information Concerning the Series Interest Funding Accounts ("SIFA")
     --------------------------------------------------------------------

                                           Deposits Into the
                                             SIFAs This
                                             DuePeriod       SIFA Balance
     Series 1993-2                        $3,759,725.42            $0.00

7.   Pool Factors
     ------------

                                                            This Due Period
     Class A                                                1.00000000

     Class B                                                1.00000000

8.   Investor Charged-Off Amount
     ---------------------------

                                                              Cumulative
                                                           Investor Charged-Off
                                           This Due Period       Amount
 (a) Group One                           $85,753,257.85            $0.00

 (b) Group Two                           $17,212,412.16            $0.00

 (c) Series 1993-2                        $5,625,585.58            $0.00

 (d) Class A                              $5,397,339.86            $0.00

     Class B                                $228,245.72            $0.00

9.   Investor Losses This Due Period
     -------------------------------

                                                            Per $1,000 of
                                                            Original Invested
                                                Total        Principal
 (a) Group One                                    $0.00          $0.00

 (b) Group Two                                    $0.00          $0.00

 (c) Series 1993-2                                $0.00          $0.00

 (d) Class A                                      $0.00          $0.00

     Class B                                      $0.00          $0.00

10.  Reimbursement of Investor Losses This Due Period
     ------------------------------------------------

                                                              Per $1,000 of
                                                            Original Invested
                                                Total           Principal
 (a) Group One                                    $0.00          $0.00

 (b) Group Two                                    $0.00          $0.00

 (c) Series 1993-2                                $0.00          $0.00

 (d) Class A                                      $0.00          $0.00

     Class B                                      $0.00          $0.00

11.  Aggregate Amount of Unreimbursed Investor Losses
     ------------------------------------------------

                                                             Per $1,000 of
                                                            Original Invested
                                                Total        Principal
 (a) Group One                                    $0.00          $0.00

 (b) Group Two                                    $0.00          $0.00

 (c) Series 1993-2                                $0.00          $0.00

 (d) Class A                                      $0.00          $0.00

     Class B                                      $0.00          $0.00

12.  Investor Monthly Servicing Fee Payable at the end of the Due Period
     -------------------------------------------------------------------

 (a) Group One                                           $21,170,189.45

 (b) Group Two                                            $4,250,000.00

 (c) Series 1993-2                                        $1,388,890.00

 (d) Class A                                              $1,333,333.33

     Class B                                                 $55,556.67

13.  Class Available Subordinated Amount at the end of the Due Period
     ----------------------------------------------------------------

                                                            As a Percentage
                                                              of Class A
                                                Total       Invested Amount
     Series 1993-2 Class B               $50,000,040.00         6.2500%

14.  Total Available Credit Enhancement Amounts
     ------------------------------------------

                                          Shared Amount    Class B Amount
     Maximum Amount                      $20,833,350.00    $8,333,340.00

     Available Amount                    $20,833,350.00    $8,333,340.00

     Amount of Drawings on Credit
      Enhancement for this Due Period             $0.00            $0.00

15.  Delinquency Summary
     -------------------
     End of Due Period Master Trust Receivables Outstanding  $21,038,295,646.35

                        Delinquent Amount   Percentage of Ending
     Payment Status      Ending Balance    Receivables Outstanding
     30-59 days        $583,480,689.24          2.77%

     60-179 days       $912,993,093.61          4.34%


                                U.S. BANK NATIONAL ASSOCIATION
                                as Trustee

                                BY:
                                   -------------------------------

                                       Vice President

                    MASTER SERVICER'S CERTIFICATE STATEMENT

                          Discover Card Master Trust I

                        Series 1993-2 Monthly Statement

                                  CREDIT CARD
                           PASS-THROUGH CERTIFICATES

          The undersigned, a duly authorized representative of Greenwood Trust Company ("Greenwood"), as Master Servicer pursuant to the Pooling & Servicing Agreement dated as of October 1, 1993 (the"Pooling & Servicing Agreement") and the Series Supplement, dated as of December 1, 1993 (the "Series Supplement") by and between Greenwood and U.S. Bank National Association, as Trustee, does hereby certify as follows with respect to the Supplement Discover Card Master Trust I, Series 1993-2 Master Trust Certificates for the Distribution Date occurring on January 15, 1998:

 1.  Greenwood is Master Servicer under the Pooling and Servicing Agreement.

 2.  The undersigned is a Servicing Officer of Greenwood as Master Servicer.

 3.  The aggregate amount of Collections processed during the related Due
      Period is equal to                                                               $3,080,533,184.51

 4.  The aggregate amount of Class A Principal Collections processed during
     the related Due Period is equal to                                                  $111,398,476.29

 5.  The aggregate amount of Class A Finance Charge Collections processed
     during the related Due Period is equal to                                            $12,438,957.72

 6a. The aggregate amount of Class A Principal Collections recharacterized as
     Series Yield Collections during the related Due Period is equal to                            $0.00

 6b. The aggregate amount of Class A Additional Funds for this Distribution
     date is equal to                                                                              $0.00

 7. The amount of drawings under the Credit Enhancement required to be made on the related Drawing Date pursuant to the Series Supplement:

     (a)  with respect to the Class A Required Amount Shortfall
          is equal to                                                                              $0.00

     (b)  with respect to the Class A Cumulative Investor Charged-Off
          Amount is equal to                                                                       $0.00

     (c)  with respect to the Class A Investor Interest is equal to                                $0.00

8.  The sum of all amounts payable to the Class A Certificateholders
    on the current Distribution Date is equal to                                           $3,600,000.00

 9.  The aggregate amount of Class B Principal Collections processed during
     the related Due Period is equal to                                                    $4,710,880.84

10.  The aggregate amount of Class B Finance Charge Collections processed
     during the related Due Period is equal to                                               $526,025.58

11a. The aggregate amount of Class B Principal Collections recharacterized as
     Series Yield Collections during the related Due Period is equal to                            $0.00

11b. The aggregate amount of Class B Additional Funds for this Distribution
     date is equal to                                                                              $0.00

12. The amount of drawings under the Credit Enhancement required to be made on the related Drawing Date pursuant to the Series Supplement:

     (a)  with respect to the Class B Required Amount Shortfall
          is equal to                                                                             $0.00

     (b)  with respect to the Class B Cumulative Investor Charged-Off
          Amount is equal to                                                                      $0.00

     (c)  with respect to the Class B Investor Interest is equal to                                $0.00

13.  The sum of all amounts payable to the Class B Certificateholders
     on the current Distribution Date is equal to                                            $159,725.42

14. Attached hereto is a true copy of the statement required to be delivered by the Master Servicer on the date of this Certificate to the Trustee pursuant to Section 16 of the Series Supplement.

     IN WITNESS WHEREOF, the undersigned has duly executed and delivered certificate this 15th day of January, 1998.



                          GREENWOOD TRUST COMPANY
                               as Master Servicer

                          By:
                             ---------------------------
                          Vice President, Director of Accounting,
                          and Treasurer